EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K of CVR Refining, LP, a Delaware limited partnership (the "Partnership"), for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of CVR Refining GP, LLC, the general partner of the Partnership, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer's knowledge and belief:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Date: February 23, 2018	By:	/s/ DAVID L. LAMP
David L. Lamp President and Chief Executive Officer of CVR Refining GP, LLC, the general partner of CVR Refining, LP

By:	/s/ SUSAN M. BALL
Susan M. Ball Executive Vice President, Chief Financial Officer and Treasurer of CVR Refining GP, LLC, the general partner of CVR Refining, LP